Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bioceres Crop Solutions Corp. of our report dated September 28, 2020 relating to the financial statements, which appears in the Bioceres Crop Solutions Corp's Annual Report on Form 20-F for the year ended June 30, 2020.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GABRIEL MARCELO PERRONE

Gabriel Marcelo Perrone

Partner

Rosario, Argentina

April 30, 2021